EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

         General Electric's principal affiliates as of December 31, 2001, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT'S FINANCIAL STATEMENTS

                                             Percentage of
                                           voting securities        State or
                                        directly or indirectly     country of
                                               owned by         incorporation or
                                            registrant (1)        organization
                                           ----------------      --------------

GEA Parts Ltd.                                    100                Delaware
GE Gas Turbine (Greenville) L.L.C                 100                Delaware
GE Energy Parts Inc.                              100                Delaware
GE Energy Products, Inc.                          100                Delaware
GE Energy Europe, BV                              100                Netherlands
GE Engine Services, Inc.                          100                Delaware
GE Engine Services Distribution, LLC              100                Delaware
GE Fanuc Automation Corporation                    50                Delaware
GE Information Services, Inc.                     100                Delaware
GE Hungary Co. Ltd.                               100                Hungary
GE CGR Europe                                     100                France
GE Medical Technology Service, Inc.               100                Delaware
GE Marquette Medical Systems                      100                Wisconsin
GE Plastics Pacific Pte. Ltd.                     100                Singapore
GE Polymerland, Inc.                              100                Delaware
GE Quartz, Inc.                                   100                Delaware
GE Power Systems Licensing Inc.                   100                Delaware
GE Superabrasives, Inc.                           100                Delaware
GE Yokogawa Medical Systems, Ltd.                  75                Japan
Caribe GE International Electric Meters Corp      100                Puerto Rico
General Electric Canada, Inc.                     100                Canada
General Electric Capital Services, Inc.           100                Delaware
   General Electric Capital Corporation           100                New York
   GE Global Insurance Holding Corporation        100                Missouri
National Broadcasting Company, Inc.               100                Delaware
Nuclear Fuel Holding Co., Inc.                    100                Delaware
Nuovo Pignone SpA                                 100                Italy
OEC Medical Systems, Inc.                         100                Delaware


Notes

(1) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.